Exhibit 10.2

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement, dated as of September 23, 2011 (this “Amendment”), is among Ferrellgas, L.P., a Delaware limited partnership (the “Borrower”), Ferrellgas, Inc., a Delaware corporation and sole general partner of the Borrower (the “General Partner”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and the Lenders party hereto.

INTRODUCTION

A.           The Borrower, the General Partner, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of November 2, 2009 (as amended, supplemented, or restated to the date hereof, the “Original Agreement” and, as amended by this Amendment, the “Credit Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and other extensions of credit to the Borrower as therein provided; and

B.             The Borrower, the General Partner, the Administrative Agent and the Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other extensions of credit that may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1                Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 2                Amendments to Original Agreement.

(a)           Section 1.01 of the Original Agreement is hereby amended by:

(i)            deleting the defined terms “2004 Fixed Rate Senior Notes,” “2004 Indenture,” “2008 Fixed Rate Senior Notes,” “2008 Indenture,” and “Impacted Lender”.

(ii)           adding the following definitions in the appropriate alphabetical order:

“2010 Fixed Rate Senior Notes” means the $500,000,000 6.5% Senior Notes due November 2021, issued by the Borrower pursuant to the 2010 Indenture.

“2010 Indenture” means the Indenture dated as of November 21, 2010 among the Borrower, Ferrellgas Finance Corp., and U.S. Bank National Association, as trustee.

“Amendment No. 1” means Amendment No. 1 dated as of September 23, 2011 among the Administrative Agent, the L/C Issuers, the Lenders party thereto, and the Borrower.

“Amendment No. 1 Effective Date” means September 23,  2011.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

(iii)          amending the definition of “Approved Interest Counterparty” by replacing “an interest rate” with “a”.

(iv)          amending the definition of “Applicable Fee Rate” in its entirety to read as follows:

“Applicable Fee Rate” means, at any time, the Applicable Rate in effect for Commitment fees at such time.

(v)           amending the definition of “Applicable Percentage” by adding “, subject to adjustment as provided in Section 2.15” at the end of the first sentence.

(vi)          amending the definition of “Applicable Rate” in its entirety to read as follows:

“Applicable Rate” means (i) from the Amendment No. 1 Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal year ending July 31, 2011, 1.75% per annum for Base Rate Loans, 2.75% per annum for Eurodollar Rate Loans and Letter of Credit Fees, and 0.50% per annum for Commitment fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate/Standby Letters of Credit	Base Rate	Commercial Letters of Credit	Commitment Fee
1	<2.75:1	2.00%	1.00%	2.00%	0.35%
2	>2.75:1 but <3.25:1	2.25%	1.25%	2.25%	0.50%
3	>3.25:1 but <3.75:1	2.50%	1.50%	2.50%	0.50%
4	>3.75:1 but <4.25:1	2.75%	1.75%	2.75%	0.50%
5	>4.25:1	3.00%	2.00%	3.00%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(vii)         amending the definition of “Arranger” in its entirety as follows:

“Arranger” means, collectively, Banc of America Securities LLC, Wells Fargo Securities, LLC, and J.P. Morgan Securities Inc. in their capacities as lead arrangers.

(viii)        amending the definition of “Audited Financial Statements” by replacing “2008” with “2010.”

(ix)           amending the definition of “Capitalized Leases” by adding “in effect as of July 31, 2011” after “GAAP”.

(x)            amending the definition of “Cash Collateralize” in its entirety as follows:

                “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

(xi)           amending the definition of “Defaulting Lender” in its entirety as follows:

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to fund any portion of the Revolving Credit Loans (unless the subject of a good faith dispute), participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of by the Administrative Agent of such satisfactory confirmation), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

(xii)          amending the definition of “Existing Letters of Credit” in its entirety as follows:

“Existing Letters of Credit” means the letters of credit issued pursuant to this Agreement that are outstanding on the Amendment No. 1 Effective Date.

(xiii)         amending the definition of “Hedge Bank” by adding “or commodity” after “interest rate”.

(xiv)        amending the definitions of “L/C Issuance Sublimit” and “L/C Issuers” in their entirety as follows:

“L/C Issuance Sublimit” means, with respect to an L/C Issuer, the maximum amount of L/C Obligations that such L/C Issuer has agreed to incur pursuant to this Agreement in such capacity, as such amount is mutually agreed to by Administrative Agent, the Borrower, and such L/C Issuer.  The initial L/C Issuance Sublimit with respect to Bank of America is the amount of $150,000,000 and with respect to PNC Bank, National Association is the amount of $50,000,000.

“L/C Issuers” means (a) Bank of America and (b) PNC Bank, National Association, each in their respective capacities as an issuer of Letters of Credit hereunder, or any successor issuers of Letters of Credit hereunder.

(xv)         amending the definition of “Maturity Date” in its entirety as follows:

“Maturity Date” means September 23, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(xvi)        amending the definition of “Permitted Amount” in its entirety as follows:

“Permitted Amount” means an amount equal to the lesser of (a) $500,000,000 and (b) if the 2009 Indenture and the 2010 Indenture are still in effect, the amount of Indebtedness as the Borrower would be permitted to incur under the 2009 Indenture or the 2010 Indenture.

(xvii)       amending the definition of “Permitted Interest Swap Contract” in its entirety as follows:

“Permitted Interest Swap Contract” means any Swap Contract entered into by the Borrower with an Approved Interest Counterparty in respect of interest rates.

(xviii)      amending the definition of “Required Lenders” by replacing “Impacted Lender” with “Defaulting Lender”.

(xix)         amending the definition of “Responsible Officer” in its entirety as follows:

                “Responsible Officer” means the chief executive officer, president, chief financial officer, director of finance, treasurer, assistant treasurer or controller of a Loan Party and any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(xx)          amending the definition of “Restricted Payment” by replacing “the 2004 Fixed Rate Senior Notes, the 2008 Fixed Rate Senior Notes, or the 2009 Fixed Rate Senior Notes” with “the 2009 Fixed Rate Senior Notes or the 2010 Fixed Rate Senior Notes”.

(xxi)         amending the definition of “Secured Hedge Agreement” by adding “or commodity” after “interest rate”.

(b)           Section 2.03 of the Original Agreement is hereby amended by:

(i)            replacing the second, third and fourth instances of “Closing Date” in clause (a) with “Amendment No. 1 Effective Date.”

(ii)           adding “or” to the end of clause (a)(iii)(C);

(iii)          amending clause (a)(iii)(D) in its entirety as follows:

(D)          any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)          deleting clause Subsection (a)(iii)(E);

(v)           amending clause (g) in its entirety as follows:  “[Reserved]”

(vi)          replacing each instance of “an Impacted Lender” in clause (i) with “a Defaulting Lender.”

(c)           Section 2.05(b)(iii) of the Original Agreement is hereby amended by replacing “Prepayments” with “Subject to Section 2.15, prepayments”.

(d)           Section 2.06(b) of the Original Agreement is hereby amended by replacing each reference to “Impacted Lender” or “an Impacted Lender” with “Defaulting Lender” or “a Defaulting Lender”, as applicable.

(e)           Section 2.09(a) of the Original Agreement is hereby amended by (i) replacing each instance of “an Impacted Lender” with “a Defaulting Lender” and (ii) replacing “the first such date to occur after the Closing Date” with “October 31, 2011”.

(f)            Article II of the Original Agreement is hereby amended to add a new Section 2.15 and a new Section 2.16 to read as follows:

2.15        Defaulting Lenders

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

                                (i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this

Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.01.

                                (ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from such Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers and the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Lenders that are not Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

                                (iii)          Certain Fees.

                                                (A)          No Defaulting Lender shall be entitled to receive any Commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

                                                (B)           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which it is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

                                                (C)           With respect to any Commitment fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

                                (iv)          Reallocation of Participations to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Lender that is not a Defaulting Lender as a result of such Lender’s increased exposure following such reallocation.

                                (v)           Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16        Cash Collateral

(a)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  In addition, at any time that there shall exist a Defaulting Lender, within five Business Days following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower or the Defaulting Lender shall Cash Collateralize the Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)           Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any superior right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Agreement in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s or Swing Line Lender’s Fronting Exposure or payment in full of all other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuers or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(g)           Section 3.06(b) of the Original Agreement is hereby amended by replacing each instance of “Impacted Lender” or “an Impacted Lender” with “Defaulting Lender” or “a Defaulting Lender”, as applicable.

(h)           Section 5.05 of the Original Agreement is hereby amended by

(i)            amending clause (b) in its entirety as follows:

(b)           The unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated October 31, 2010, January 31, 2011, and April 30, 2011, respectively, and the related consolidated statements of income or operations, partners’ capital and cash flows for the fiscal quarters ended on such dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(ii)           replacing “Section 4.01” in clause (d) with “Amendment No. 1”.

(i)            Section 5.13 of the Original Agreement is hereby amended by replacing “Closing Date” with “Amendment No. 1 Effective Date”.

(j)            Section 6.01 of the Original Agreement is hereby amended by:

(i)            adding “and” at the end of clause (c);

(ii)           deleting clause (d) in its entirety; and

(iii)          amending clause (e): (A) to be clause (d) and (B) by replacing “2008” with “2010”.

(k)           Section 6.12(c) of the Original Agreement is hereby amended by replacing “deeds or trust” with “deeds of trust”.

(l)            Section 7.02(h) of the Original Agreement is hereby amended by replacing “$145,000,000” with “$225,000,000”.

(m)          Section 7.05(g) of the Original Agreement is hereby amended by replacing “Closing Date” with “Amendment No. 1 Effective Date”.

(n)           Section 7.11(c) of the Original Agreement is hereby amended by replacing “5.0 to 1.0” with “5.5 to 1.0”.

(o)           Section 7.15 of the Original Agreement is hereby amended by replacing “the 2004 Fixed Rate Senior Notes, the 2004 Indenture, the 2008 Fixed Rate Senior Notes, the 2008 Indenture, the 2009 Fixed Rate Senior Notes or the 2009 Indenture” with “the 2009 Fixed Rate Senior Notes, the 2009 Indenture, the 2010 Fixed Rate Senior Notes, or the 2010 Indenture”.

(p)           Section 7.19 of the Original Agreement is hereby amended by adding “(other than Wholesale Accounts Receivable subject to an Accounts Receivable Securitization)” after “Wholesale Accounts Receivable.”

(q)           Section 8.01(m) of the Original Agreement is hereby amended by replacing “the 2004 Indenture, the 2008 Indenture, or the 2009 Indenture” with “the 2009 Indenture or the 2010 Indenture”.

(r)                                    Section 8.03 of the Original Agreement is hereby amended by:

(i)                                     adding “, subject to Sections 2.15 and 2.16” after “the Secured Obligations shall”; and

(ii)                                  adding “to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.15 and 2.16” after “Letters of Credit” in clause Fifth.

(s)                                  Section 10.01 of the Original Agreement is hereby amended by replacing “Impacted Lender” with “Defaulting Lender”.

(t)                                    Section 10.06(b) of the Original Agreement is hereby amended by amending clause (vi) thereof in its entirety as follows:

(vi)                              No Assignment to Certain Persons.  No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person.

(u)                                 Section 10.06(b) of the Original Agreement is hereby amended by added a new clause (vii) thereto after clause (vi) thereof to read as follows:

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(v)                                 Section 10.08 of the Original Agreement is hereby amended by adding the following after “obligated on such indebtedness”;

provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of

Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

(w)                               Section 10.13 of the Original Agreement is hereby amended by deleting “or an Impacted Lender”.

(x)                                   Schedule 2.01 to the Original Agreement is hereby amended and restated in its entirety with Schedule 2.01 attached hereto.

(y)                                 The cover page to the Original Agreement is hereby amended and restated in its entirety with the cover page attached hereto as Annex I.

Section 3                                               Conditions to Effectiveness.  This Amendment shall become effective as of the date first above written when and only when:

(a)                                  The Administrative Agent shall have received all of the following, at the Administrative Agent’s office:

(i)                                     an original counterpart to this Amendment, duly executed by all parties hereto;

(ii)                                  satisfactory results of all applicable lien searches;

(iii)                               satisfactory evidence that the Borrower and its Restricted Subsidiaries maintain insurance that is customary in the industry, including without limitation the amount, types and terms and conditions of such insurance; and the Lenders shall have received certificates naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Lenders’ Collateral;

(iv)                              satisfactory opinions of counsel to the Borrower and the Guarantors addressed to the Lenders (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Original Agreement, as amended and no conflict with the terms of the Borrower’s indentures) and of appropriate local counsel, if any, and such corporate resolutions, certificates and other documents as the Lenders shall reasonably require;

(v)                                 satisfactory evidence that the Administrative Agent (on behalf of the Lenders) shall continue to have a valid and perfected first priority (subject to Permitted Liens) security interest in the Collateral (or arrangements satisfactory to the Administrative Agent shall have been made to provide for such filings to be made to provide such security interest); and

(vi)                              a certificate signed by a Responsible Officer of the General Partner certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied, and (B) that the conditions specified in Sections 3(b) and (c) below have been satisfied.

(b)                                 There shall not have occurred since July 31, 2010 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c)                                  There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(d)                                 The Borrower shall have paid, in connection with the Loan Documents, all recording, handling, legal, and other fees or payments required to be paid to the Administrative Agent or any Lender pursuant to any Loan Documents for which an invoice has been received at least one business day before the date hereof.

(e)                                  The Administrative Agent shall have received financial projections and inventory sales projections (reporting projected volumes of propane to be sold) with respect to the Borrower and the Guarantors for fiscal years 2012 through 2016, including balance sheets and statements of projected income and cash flow, in each case with pro forma adjustments for the transactions implied herein.

(f)                                    All Loans owing to Departing Lenders shall have been paid in accordance with Section 5 of this Amendment and by the Lenders (as defined in the Credit Agreement).

(g)                                 All accrued interest, fees and other amounts payable under the Original Agreement for the account of any Lender (as defined in the Original Agreement) shall have been paid.

Section 4                                               Confirmation; Representations and Warranties.

In order to induce each Lender to enter into this Amendment, the Borrower represents and warrants to each Lender that:

(a)                                  The representations and warranties of the Borrower contained in the Original Agreement are true and correct in all respects at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extensions of credit under the Original Agreement or that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(b)                                 The Borrower and the General Partner are duly authorized to execute and deliver this Amendment and have duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Borrower and the General Partner hereunder.

(c)                                  The execution and delivery by the Borrower and the General Partner of this Amendment, the performance by the Borrower and the General Partner of their obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the Organization Documents of the Borrower or the General Partner, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Borrower or the General Partner, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Borrower or the General Partner.  Except for those which have been obtained, no consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Borrower and the General Partner of this Amendment or to consummate the transactions contemplated hereby.

(d)                                 When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrower and the General Partner, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

Section 5                                               Changes in Lenders and Commitments.  On the Amendment No. 1 Effective Date:

(a)                                  Each Person listed on Schedule 2.01 hereto shall be a Lender with a Commitment and an Applicable Percentage, each in the amount set forth for such Lender in Schedule 2.01.

(b)                                 Each Lender which is not a Lender (a “New Lender”) shall purchase Loans from other Lenders party to the Original Agreement in an amount such that, after giving effect thereto, the aggregate amount of such Loans shall bear the same relationship to the Commitment of such New Lender as the outstanding Loans of other Lenders (as defined in the Credit Agreement) bear to their Commitments.

(c)                                  The participations of the Lenders (as defined in the Credit Agreement) in Letters of Credit and the Swing Line Loans shall be redetermined on the basis of their respective Commitments set forth in Schedule 2.01, all pursuant to the terms of the Credit Agreement.

(d)                                 Any Lender party to the Credit Agreement but not listed in Schedule 2.01 (each, a “Departing Lender”) shall cease to be a Lender party to the Credit Agreement, shall cease to have a Commitment thereunder or any participation in outstanding Letters of Credit or Swing Line Loans, and all Loans made by such Departing Lender, and all accrued interest, fees and other amounts payable under the Original Agreement for its account shall be paid to such Departing Lender on the Amendment No. 1 Effective Date in accordance with this Section by the Lenders (as defined in the Credit Agreement).

(e)                                  Any Lender (as defined in the Credit Agreement) which is not a New Lender, but whose Applicable Percentage (as defined in the Credit Agreement) is greater than its Applicable Percentage (as defined in the Original Agreement) previously in effect shall be deemed a New Lender for purposes hereof to the extent of such increase, and any such Lender whose Applicable Percentage (as defined in the Credit Agreement) is less than its Applicable Percentage (as defined in the Original Agreement) previously in effect shall be deemed a Departing Lender for purposes hereof to the extent of such decrease.

(f)                                    The Lenders which are parties to the Original Agreement, comprising the “Requisite Lenders” as defined therein, hereby waive any requirement of notice of prepayment of Loans to the extent necessary to give effect to Section 3(f) and this Section 5.

Section 6                                               Miscellaneous.

(a)                                  Ratification of Agreements.  The Original Agreement as hereby amended is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects.  Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

(b)                                 Survival of Agreements.  All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.

(c)                                  Loan Documents.  This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

(d)                                 Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e)                                  Counterparts; Electronic Transmission.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be validly executed by facsimile or other electronic transmission.

(f)                                    ENTIRE AGREEMENT.                  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., as its General Partner

By:	/s/ James R. VanWinkle
Name:	James R. VanWinkle
Title:	Senior Vice President and Chief Financial Officer

FERRELLGAS, INC.

By:	/s/ James R. VanWinkle
Name:	James R. VanWinkle
Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Agency Management Officer

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hoffman
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Preeti Bhatnagar
Name:	Preeti Bhatnagar
Title:	Authorized Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

BNP PARIBAS, as a Departing Lender

By:	/s/ Richard J. Wernli
Name:	Richard J. Wernli
Title:	Managing Director

By:	/s/ Andrew Stratos
Name:	Andrew Stratos
Title:	Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Chung-Taek Oh
Name:	Chung-Taek Oh
Title:	Director

By:	/s/ Barbara Paulsen
Name:	Barbara Paulsen
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

FIFTH THIRD BANK, as a Lender

By:	/s/ Stephen C. Watts
Name:	Stephen C. Watts
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

BMO HARRIS BANK N.A.,
Successor-by-merger to
M&I Marshall & Ilsley BANK, as a Lender

By:	/s/ David T. Hunt
Name:	David T. Hunt
Title:	Vice President

By:	/s/ Todd Senger
Name:	Todd Senger
Title:	Regional Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

SUNTRUST BANK, as a Lender

By:	/s/ C. David Yates
Name:	C. David Yates
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:	/s/ Jessica L. Fabrizi
Name:	Jessica L. Fabrizi
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael J. Mozer
Name:	Michael J. Mozer
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

THE PRIVATEBANK & TRUST COMPANY, as a Lender

By:	/s/ Matt Mayer
Name:	Matt Mayer
Title:	Associate Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

CAPITAL ONE, N.A., as a Lender

By:	/s/ Gina Monette
Name:	Gina Monette
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Magnus McDowell
Name:	Magnus McDowell
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

UBS FINANCE LOAN LLC, as a Departing Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

CONSENT AND AGREEMENT

The undersigned hereby (i) consents to the provisions of the Amendment No. 1 to Credit Agreement (the “First Amendment”) and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty dated as of November 2, 2009, made by it for the benefit of the Administrative Agent and the Lenders, executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its obligations and covenants thereunder shall remain unimpaired by the execution and delivery of the First Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that its Guaranty and the other Loan Documents shall remain in full force and effect.

FERRELLGAS, INC.

By:	/s/ James R. VanWinkle
Name:	James R. VanWinkle
Title:	Senior Vice President and Chief Financial Officer

BLUE RHINO GLOBAL SOURCING, INC.

By:	/s/ James R. VanWinkle
Name:	James R. VanWinkle
Title:	Chief Financial Officer and Vice President of Corporate Development

Schedule 2.01

[See attached]

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

LENDER	COMMITMENT	LETTER OF CREDIT SUBLIMIT PARTICIPATION	APPLICABLE PERCENTAGE
Bank of America, N.A.	$50,000,000	$25,000,000	12.500000000%
Wells Fargo Bank, N.A.	$50,000,000	$25,000,000	12.500000000%
JPMorgan Chase Bank, N.A.	$50,000,000	$25,000,000	12.500000000%
Barclays Bank PLC	$35,000,000	$17,500,000	8.750000000%
Fifth Third Bank	$35,000,000	$17,500,000	8.750000000%
BMO Harris Bank, N.A., successor-by-merger to M&I Marshall & Ilsley Bank	$35,000,000	$17,500,000	8.750000000%
SunTrust Bank	$35,000,000	$17,500,000	8.750000000%
The PrivateBank & Trust Company	$35,000,000	$17,500,000	8.750000000%
PNC Bank, National Association	$35,000,000	$17,500,000	8.750000000%
Capital One, N.A.	$20,000,000	$10,000,000	5.000000000%
U.S. Bank National Association	$20,000,000	$10,000,000	5.000000000%
Total	$400,000,000	$200,000,000	100.000000000%

As of September 23, 2011

ANNEX I

[See attached]

Published CUSIP Number: 31528LAJ0

CREDIT AGREEMENT

Dated as of November 2, 2009

among

FERRELLGAS, L.P.,

as the Borrower,

FERRELLGAS, INC.,

as the General Partner of the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
an L/C Issuer,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO SECURITIES, LLC

and

JPMORGAN SECURITIES, LLC,

as Lead Arrangers and Book Managers

WELLS FARGO BANK, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

THE PRIVATEBANK & TRUST COMPANY

and

BMO HARRIS BANK N.A.,

successor-by-merger to M&I Marshall Ilsley Bank,
as Documentation Agents